Exhibit 10.4

CNET NETWORKS, INC.

AMENDMENT OF STOCK OPTION AGREEMENT

THIS AMENDMENT OF STOCK OPTION AGREEMENT (this “Agreement”) is entered into effective as of the 20th day of December, 2006 (the “Effective Date”), between Shelby Bonnie (“Optionee”) and CNET Networks, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Optionee has previously been granted certain options to purchase the Company’s common stock (the “Stock Options”), as set forth on Exhibit A attached hereto;

WHEREAS, Optionee has not exercised any of the Stock Options prior to the Effective Date;

WHEREAS, the parties wish to amend each stock option agreement evidencing a Stock Option (each an “Option Agreement”) pursuant to the terms and conditions set forth below; and

WHEREAS, Optionee ceased serving as an employee of the Company effective November 10, 2006.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereby agree as follows effective as of the Effective Date:

1. Exercise Price. Notwithstanding anything in any Option Agreement to the contrary, the per share exercise price of a Stock Option shall be equal to the fair market value of a share of the Company’s common stock on the date of grant, as determined by the Company in accordance with Code Section 409A (“Section 409A”) and the proposed and final regulations promulgated by the U.S. Department of the Treasury thereunder.

2. Exercise of Options. As of November 10, 2006, the date Optionee ceased to be employed by the Company (the “Separation Date”), Optionee was vested in that number of shares of the Company’s common stock set forth on Exhibit A (the “Vested Options”). Each of Optionee’s Vested Options shall be and hereby is amended and revised to provide that such Option may only be exercised during the 2007 calendar year and, within the 2007 calendar year, only during the thirty (30)-day period measured from the first date that the Company notifies Optionee that such Option can once again be exercised in compliance with applicable federal securities laws and in conformity with the applicable standards under Internal Revenue Code Section 409A; provided that in no event shall the Vested Options expire earlier than February 8, 2007 (the date that is ninety (90) days following the Separation Date) or later than the original expiration date of such Option as set forth in Exhibit A; provided further that (a) the exercisability of any Option shall remain subject to the complete performance of any duties or obligations by the Optionee under this Agreement or otherwise and (b) with respect to any Option that is an incentive stock option under the federal tax laws, Optionee hereby expressly acknowledges and agrees that effective upon the execution of this Agreement, such Option shall cease to constitute an incentive stock option and shall be taxable as a nonqualified stock option upon exercise. The Company will use commercially reasonable efforts to provide Optionee with notice within five (5) days of the date that Optionee may exercise his Vested Options in compliance with applicable federal securities laws. Optionee acknowledges that the Company makes no representation as to the tax treatment of the Optionee’s Options including with regard to the modification of exercisability described herein and that Optionee will be solely responsible for any tax obligations that may arise therefrom.

3. Continuation of Other Terms. Except as set forth herein, all other terms and conditions of each Option Agreement shall remain in full force and effect.

4. Complete Agreement; No Admission. This Agreement and the Option Agreements together constitute the entire agreement between Optionee and the Company with respect to the subject matter hereof and they are the complete, final and exclusive embodiment of their agreement with regard to this subject matter. This Agreement is entered into without reliance on any promise or representation other than those expressly contained herein. Nothing in this Agreement shall be deemed an admission by Optionee of any kind.

5. Further Assurances. Optionee agrees to promptly take, or cause to be taken and to do, or cause to be done, acts (including signing all documents, agreement or instruments) necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as reasonably requested by the Company or any affiliate thereof.

6. Applicable Law. This Agreement shall be governed by the law of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

CNET NETWORKS, INC.

By:	/s/ George Mazzotta
Name:	George Mazzotta
Title	Chief Financial Officer

SHELBY BONNIE

/s/ Shelby Bonnie